Exhibit 32.1

906 CERTIFICATION OF CERTIFYING OFFICER

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-K of Helmer Directional Drilling Corp. (fka Exclusive Apparel, Inc.)for the Year Ended December 31, 2010, I, Georgette M. Wansor, Chief Executive Officer and Chief Financial Officer of Helmer Directional Drilling Corp. (FKA Exclusive Apparel, Inc.)hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.   Such Yearly Report on Form 10-K for the year ended December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Yearly Report on Form 10-K for the year ended December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of Helmer Directional Drilling Corp. (fka Exclusive Apparel, Inc.).

Dated:  February 27, 2011

HELMER DIRECTIONAL DRILLING CORP.

By: /s/ Georgette M. Wansor

      Chief Executive Officer

      Chief Financial Officer and

      Chief Accounting Officer

This certification accompanies this report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purpose of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Helmer Directional Drilling Corp. (fka Exclusive Apparel, Inc.) and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.